Report of Independent
Auditors

Board of Directors
of ACM Government
Securities Fund, Inc.

In planning and
performing our audit of
the financial statements
of  ACM Government
Securities Fund, Inc. for
the year ended
December 31, 1999, we
considered its internal
control, including
control activities for
safeguarding securities,
to determine our
auditing procedures for
the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form N-
SAR, and not to provide
assurance on internal
control.

The management of
ACM Government
Securities Fund, Inc.  is
responsible for
establishing and
maintaining internal
control.  In fulfilling this
responsibility, estimates
and judgments by
management are
required to assess the
expected benefits and
related costs of internal
control. Generally,
internal controls that are
relevant to an audit
pertain to the entitys
objective of preparing
financial statements for
external purposes that
are fairly presented in
conformity with
generally accepted
accounting principles.
Those internal controls
include the safeguarding
of assets against
unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in any
internal control,
misstatements due to
errors or fraud may
occur and not be
detected.  Also,
projections of any
evaluation of internal
control to future periods
are subject to the risk
that internal control may
become inadequate
because of changes in
conditions, or that the
degree of compliance
with the policies or
procedures may
deteriorate.

Our consideration of
internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses
under standards
established by the
American Institute of
Certified Public
Accountants. A material
weakness is a condition
in which the design or
operation of one or more
of the specific internal
control components does
not reduce to a relatively
low level the risk that
errors or fraud in
amounts that would be
material in relation to
the financial statements
being audited may occur
and not be detected
within a timely period by
employees in the normal
course of performing
their assigned functions.
However, we noted no
matters involving
internal control,
including control
activities for
safeguarding securities,
and its operation that we
consider to be material
weaknesses as defined
above as of December
31, 1999.

This report is intended
solely for the
information and use of
the board of directors
and management of
ACM Government
Securities Fund, Inc. and
the Securities and
Exchange Commission
and is not intended to be
and should not be used
by anyone other than
these specified parties.






	ERNST &
YOUNG LLP

February 21, 2000